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                                                                      Exhibit 23
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lilly GlobalShares Stock Plan of Eli Lilly and Company of our report dated January 29, 2001, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Indianapolis, Indiana
September 25, 2001